                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of July 1, 1999 by and between HORIZON PHARMACIES, INC, a Delaware corporation (the "COMPANY"), and JOHN N. STOGNER (the "EMPLOYEE").

                                     RECITAL

         The Board of Directors of the Company (the "BOARD") has determined that it is in the bestinterests of the Company and its stockholders to employ the Employee on the terms and conditions set forth herein.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the respective agreements and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. EMPLOYMENT PERIOD. Subject to the terms and provisions of this Agreement, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, for a period (the "EMPLOYMENT PERIOD") commencing on July 1, 1999, and ending on the third anniversary of such date, unless earlier terminated in accordance with Section 3. Any new employment agreement shall only be effective after having been reduced to writing and executed by both parties hereto. In the event the Employee continues to perform services after the Employment Period, and pending execution of a new employment agreement, if any, such services shall constitute employment for an unspecified term, terminable at-will, with or without cause or reason, with or without advance notice, and with or without pay in lieu of advance notice.

2.                TERMS OF EMPLOYMENT.

         a.                POSITION AND DUTIES.

                  i. During the term of the Employee's employment, the Employee shall serve as Chief Financial Officer, Treasurer and Director and, in so doing, shall perform the normal duties associated with such position and such other duties as may be assigned from time to time by the Board, subject to the general direction, approval and control of the Board.

                  ii. During the term of the Employee's employment, and excluding any periods of vacation and sick leave to which the Employee is entitled, the



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

                           Employee agrees to devote his full working time to the business and affairs of the Company and to use the Employee's best efforts to perform faithfully, effectively and efficiently such responsibilities.

                  iii.              The Employee agrees to observe and comply
                           with the Company's policies, practices, and procedures, as adopted or amended from time to time.

         b.                COMPENSATION.

                  i.                BASE SALARY. During the term of the
                           Employee's employment, the Employee shall receive an annual base salary ("ANNUAL BASE SALARY"), which shall be paid in accordance with the customary payroll practices of the Company, in an amount equal to $165,000. The Board, in its sole discretion, may at any time adjust the amount of the Annual Base Salary as it may deem appropriate, and the term "ANNUAL BASE SALARY," as used in this Agreement, shall refer to the Annual Base Salary as it may be so adjusted.

                  ii.               INCENTIVE BONUS. Subject to the other terms
                           and conditions of this Agreement and as further compensation for the performance of his services hereunder, during the Employment Period, the Employee shall be eligible to receive an annual incentive bonus ("INCENTIVE BONUS") of up to forty percent (40%) of the Employee's Annual Base Salary.

                           (1)               CRITERIA. Prior to the end of each
                                    fiscal year, the Board's Compensation
                                    Committee shall approve the criteria
                                    ("CRITERIA") upon which the Employee's
                                    Incentive Bonus for the following fiscal year will be based, except that the Criteria for fiscal year 1999 have been approved by the Board's Compensation Committee as of the date this Agreement is executed. The Criteria for fiscal year 1999 are described in EXHIBIT A, which is hereby incorporated as part of this Agreement. The Criteria for each subsequent fiscal year shall, after approved by the Board's Compensation Committee, be attached hereto as EXHIBIT A as a substitute for the previous year's Criteria, and shall become a part of this Agreement for such fiscal year.

                           (2)               TIME OF PAYMENT. The Incentive
                                    Bonus, if earned, shall be paid to the
                                    Employee upon completion of the Company's annual audit or earlier if the Compensation Committee of the Board determines that the Employee achieved one or more of the Criteria set forth in EXHIBIT A. The Employee understands and agrees that he is not guaranteed an Incentive Bonus and that the amount of the Incentive Bonus, if any, is dependant on the Compensation Committee of the

                                    Board determining that the Employee achieved one or more of the Criteria set forth in EXHIBIT A.

                  iii.              STOCK OPTION PLANS. During the term of the
                           Employee's employment, the Employee shall be entitled to participate in the Company's stock option plans as adopted or amended from time to time ("STOCK OPTION PLANS").

                  iv.               WELFARE BENEFIT PLANS. During the term of
                           the Employee's employment, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under the welfare benefit plans, practices, policies and programs applicable generally to other employees of the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), as adopted or amended from time to time ("WELFARE PLANS").

                  v.                PERQUISITES. During the term of the
                           Employee's employment, the Employee shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to his position in accordance with any policies, practices, and procedures established by the Board, as amended from time to time.

                  vi.               EXPENSES. During the term of the Employee's
                           employment, the Employee shall be entitled to receive prompt reimbursement for all reasonable business-related expenses incurred by the Employee in accordance with the Company's policies, practices and procedures, as adopted or amended from time to time.

                  vii.              VACATION. During the term of the Employee's
                           employment, the Employee shall be entitled to four
                           (4) weeks of paid vacation each calendar year. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Employee. Accrued vacation not taken in any calendar year will not be carried forward or used in any subsequent calendar year and the Employee shall not be entitled to receive pay in lieu of accrued but unused vacation in any calendar year.

3.                TERMINATION OF EMPLOYMENT.

         a. DEATH OR DISABILITY. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. If the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Employee written notice in accordance with Section 10(c) of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "DISABILITY EFFECTIVE DATE"), provided that, within the 30 days after such receipt, the Employee shall not have returned to perform, with or without reasonable accommodation, the essential functions of his position. For purposes of this Agreement, "DISABILITY" shall mean the Employee's inability to perform, with or without reasonable accommodation, the essential functions of his position hereunder for a period of 180 consecutive days due to mental or physical incapacity, as determined by mutual agreement of a physician selected by the Company or its insurers and a physician selected by the Employee; provided, however, if the opinion of the Company's physician and the Employee's physician conflict, the Company's physician and the Employee's physician shall together agree upon a third physician, whose opinion shall be binding.

         b. CAUSE. The Company may terminate the Employee's employment at any time during the Employment Period with or without Cause. For purposes of this Agreement, "CAUSE" shall mean (i) a breach by the Employee of the Employee's obligations under Section 2(a) (other than as a result of physical or mental incapacity) which constitutes nonperformance by the Employee of his obligations and duties thereunder, as determined by the Board (which may, in its sole discretion, give the Employee notice of, and the opportunity to remedy, such breach), (ii) commission by the Employee of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or other conduct harmful or potentially harmful to the Company's best interest, as reasonably determined by a majority of the members of the Board after a hearing by the Board following ten (10) days' notice to the Employee of such hearing, (iii) a material breach by the Employee of Sections 6, 7, 8 or 9, (iv) the Employee's conviction, plea of no contest or NOLO CONTENDERE, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude, (v) the failure of the Employee to carry out, or comply with, in any material respect, any lawful directive of the Board consistent with the terms of this Agreement (which the Board, in its sole discretion, may give the Employee notice of, and an opportunity to remedy), or (vi) the Employee's unlawful use (including being under the influence) or possession of illegal drugs. For purposes of the previous sentence, no act or omission on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company. The Company may suspend the Employee's title and authority pending the hearing provided for above. For purposes of this Agreement, "WITHOUT CAUSE" shall mean a termination by the Company of the Employee's employment during the Employment Period at the Company's sole discretion for any reason other than a termination based upon Cause, death or Disability.

         c. RESIGNATION. The Employee's employment may be terminated during the Employment Period by the Employee. Such termination ("RESIGNATION") shall not preclude the Company from terminating the Employee's employment, in accordance with the terms of this Agreement, prior to the Date of Termination (as defined below) established by the Employee's Notice of Termination (as defined below).

         d. CHANGE OF CONTROL. If a Change of Control occurs during the Employment Period and the Board determines in good faith that it is in the Company's best interest to terminate the Employee's employment with the Company, within one year of such Change of Control the Company may terminate the Employee's employment by giving the Employee written notice in accordance with Section 10(c) of its intention to terminate the Employee's employment. Any such termination by the Company as contemplated in this Section 3(d) is referred to herein as a termination "upon a Change of Control." For purposes of this Agreement, "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock would convert into cash, securities or other property, other than a merger of the Corporation in which the holders of the Company's capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (whether in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iv) any person (as used in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13D-3 under the Exchange Act) of 50% or more of the Company's outstanding capital stock, (v) during any period of two (2) consecutive years, individuals who at the beginning of that period constitute the entire Board of the Company, cease for any reason to constitute a majority of the Board unless the election or the nomination for election by the Company's stockholders of each new director received the approval of the Board by a vote of at least two-thirds of the directors then and still in office and who served as directors at the beginning of the period, or
                  (vi) the Company becomes a subsidiary of any other Company.

         e. NOTICE OF TERMINATION. Any termination by the Company for Cause, without Cause, because of the Employee's Disability or upon a Change of Control as contemplated in Section 3(d), or by the Employee's Resignation, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(c). For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 30 days after the giving of such notice). The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

         f. DATE OF TERMINATION. "DATE OF TERMINATION" means (i) if the Employee's employment is terminated by the Company for Cause, without Cause or upon a Change of Control as contemplated in Section 3(d), or by the Employee's Resignation, the date of receipt of the Notice of Termination or any later date specified therein pursuant to Section 3(e), as the case may be, or (ii) if the Employee's employment is terminated by reason of death or Disability, the date of death of the Employee or the Disability Effective Date, as the case may be.

4.                OBLIGATIONS OF THE COMPANY UPON TERMINATION.

         a. FOR CAUSE; RESIGNATION; OTHER THAN FOR DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Employee's employment for Cause or the Employee resigns from his employment, and the termination of the Employee's employment in any case is not due to his death or Disability, the Employee shall forfeit all rights to any Incentive Bonus otherwise due to him or to which he may be entitled, and the Company shall have no further payment obligations to the Employee or his legal representatives, other than for the payment of, in a lump sum in cash within thirty (30) days after the Date of Termination (or such earlier date as required by applicable law), that portion of the Employee's Annual Base Salary accrued through the Date of Termination to the extent not theretofore paid.

         b. DEATH; DISABILITY. If the Employee's employment is terminated by reason of the Employee's death or disability during the Employment Period, the Company shall have no further payment obligations to the Employee or his legal representatives, other than for payment of (i) in a lump sum in cash within thirty (30) days after the Date of Termination (or such earlier date as required by applicable law) that portion of the Employee's Annual Base Salary accrued through the Date of Termination to the extent not theretofore paid, and (ii) in a lump sum in cash within thirty (30) days after the Date of Termination (or such earlier date as required by applicable law), the Incentive Bonus prorated from the first day of the Company's then current fiscal year to the Date of Termination ("Prorated Incentive Bonus").

         c. WITHOUT CAUSE. If the Employee's employment is terminated before expiration of the Employment Period by the Company without Cause, the Employee will be entitled to receive (i) in a lump sum in cash within thirty (30) days after the Date of Termination (or such earlier date as required by applicable law) that portion of the Employee's Annual Base Salary accrued through the Date of Termination to the extent not theretofore paid, (ii) in a lump sum in cash within thirty (30) days after the Date of Termination (or such earlier date as required by applicable law), the Prorated Incentive Bonus, and (iii) severance payments ("SEVERANCE PAYMENTS"), in accordance with the customary payroll practices of the Company, in an amount equal to that portion of his Annual Base Salary in effect on the Date of Termination for the lesser of (1) twelve (12) months, or (2) the number of full or partial calendar months remaining after termination and before the expiration of the Employment Period, ("SEVERANCE PERIOD"), provided that such Severance Payments shall be paid to the Employee only upon his execution and non-revocation of a release and waiver of claims in the form required by the Company.

         d. CHANGE OF CONTROL. If the Employee's employment is terminated upon a Change of Control as contemplated in Section 3(d), the Company shall have no further payment obligations to the Employee or his legal representatives, other than for payment of (i) in a lump sum in cash within thirty (30) days after the Date of Termination (or such earlier date as required by applicable law) that portion of the Employee's Annual Base Salary accrued through the Date of Termination to the extent not theretofore paid, (ii) in a lump sum in cash within thirty (30) days after the Date of Termination (or such earlier date as required by applicable law), the Prorated Incentive Bonus, and (iii) Severance Payments, in accordance with the customary payroll practices of the Company in an amount equal to the Employee's Annual Base Salary for the remainder of the Employment Period, provided that such Severance Payments shall be paid to the Employee only upon his execution and non-revocation of a release and waiver of claims in the form required by the Company.

5. FULL SETTLEMENT, MITIGATION. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. Neither the Employee nor the Company shall be liable to the other party for any damages for breach of this Agreement in addition to the amounts payable under Section 4 arising out of the termination of the Employee's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages from the Employee for any breach of Sections 6, 7, 8 or 9 by the Employee or for the Employee's criminal misconduct.

6.                CONFIDENTIAL INFORMATION.

         a. The Employee acknowledges that the Company has trade, business and financial secrets and other confidential and proprietary information (collectively, the "CONFIDENTIAL INFORMATION"). Confidential information includes, but is not limited to, sales materials, technical information, processes and compilations of information, records, specifications and information concerning customers or venders, customer lists, and information regarding methods of doing business. As defined herein, Confidential Information shall not include information that is generally known to other persons or entities who can obtain economic value from its disclosure or use.

         b. The Employee is aware of those policies implemented by the Company to keep its Confidential Information secret. The Employee acknowledges that the Confidential Information has been developed or acquired by the Company through the expenditure of substantial time, effort and money and provides the Company with an advantage over competitors who do not know or use such Confidential Information.

         c. During and following the Employee's employment by the Company, the Employee shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any Confidential Information except to the extent authorized in writing by the Board or compelled by legal process, other than to an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties as an employee of the Company. The Employee agrees to use reasonable efforts to give the Company notice of any and all attempts to compel disclosure of any Confidential Information, in such a manner so as to provide the Company with written notice at least five (5) days before disclosure or within one
                  (1) business day after the Employee is informed that such disclosure is being or will be compelled, whichever is earlier. Such written notice shall include a description of the information to be disclosed, the court, government agency, or other forum through which the disclosure is sought, and the date by which the information is to be disclosed, and shall contain a copy of the subpoena, order or other process used to compel disclosure.

         d. The Employee further agrees not to use any Confidential Information for the benefit of any person or entity other than the Company.

         e. As used in this Section 6 "COMPANY" shall include Horizon Pharmacies, Inc. and any of its affiliates.

7. SURRENDER OF MATERIALS UPON TERMINATION. All records, files, documents and materials, or copies thereof, relating to the Company's and its affiliates' business which the Employee shall prepare, or use, or be provided with as a result of his employment with the

         Company, shall be and remain the sole property of the Company or its affiliates, as the case may be, and shall be returned promptly by the Employee to the owner upon termination of the Employee's employment with the Company.

8. SUCCESSORS. The Company may assign its rights under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its subsidiaries subject to the assignee agreeing to assume and perform all of the Company's obligations hereunder. The rights and obligations of the Employee under this Agreement may not be assigned or encumbered by the Employee, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void. However, all rights of the Employee under this Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Employee hereunder shall be paid, in the event of the Employee's death, to the Employee's estate, heirs and representatives.

9.                NON-COMPETITION.

         a. During his employment by the Company, including the Employment Period, the Employee will have access to and become acquainted with Confidential Information of the Company as described in Section 6. Accordingly, in consideration for having access to such Confidential Information, and in the case of the Employee's termination without Cause or upon a Change of Control as contemplated in Section 3(d) in consideration for the Severance Payments, and in order to protect its value to the Company, the Employee agrees that during the Term of Non-Competition (as defined below) he will not directly or indirectly disclose or use for any reason whatsoever any Confidential Information obtained by reason of his employment with the Company or any predecessor, except as required to conduct the business of the Company. The obligations of the Employee set forth in the preceding sentence is in addition to, and not in lieu of, the obligations of the Employee set forth in Section 6 of this Agreement. The Term of Non-Competition (herein so called) shall be for a term beginning on the date hereof and continuing until (i) the first anniversary of the Date of Termination if the Employee's employment is terminated by the Company for Cause or due to Disability or by the Employee's Resignation, or (ii) the end of the Severance Period if the Employee's employment is terminated by the Company without Cause or upon a Change of Control.

         b. The Employee acknowledges and agrees that the nature of the Confidential Information to which he will have access during his employment by the Company would make it difficult, if not impossible, for him to perform in a similar capacity for a Competing Business (as defined below) without disclosing or utilizing the

                  Confidential Information. The Employee further acknowledges and agrees that the Company's business is conducted throughout the country in a highly competitive market. Accordingly, the Employee agrees that, during the term of Non-Competition, the Employee will not (other than for the benefit of the Company pursuant to this Agreement) directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever (i) engage in the operation of retail pharmacies or in any other business activity that the Company is conducting, or is intending to conduct, on the Date of Termination (a "COMPETING BUSINESS"),
                  (ii) hire, attempt to hire, or contact or solicit with respect to hiring any employee of the Company, or (iii) divert or take away any customers of the Company.

         c. During the term of Non-Competition, the Employee will not use the Employee's access to, knowledge of, or application of Confidential Information to perform any duty for any Competing Business; it being understood and agreed to that this Section 9(c) shall be in addition to and not be construed as a limitation upon the covenants in Sections 6 and 9(b) hereof.

         d. The Employee acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company and the confidentiality of its Confidential Information and to protect the other legitimate business interests of the Company.

         e.                If any court determines that any portion of this
                  Section 9 is invalid or unenforceable, the remainder of this
                  Section 9 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Section 9, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

         f. As used in this Section 9, "COMPANY" shall include Horizon Pharmacies, Inc. and any of its affiliates.

         10.               MISCELLANEOUS.

         a. CONSTRUCTION. This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (i) the plural includes the singular and the singular includes the plural,
                  (ii) "and" and "or" are each used both conjunctively and disjunctively, (iii) "any," "all," "each," or "every" means "any and all", and "each and every", (iv) "include" and "including" are each "without limitation", (v) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection, and (vi) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

         b. DEFINITIONS. As used in this Agreement, "AFFILIATE" means, with respect to a person, any other person controlling, controlled by or under common control with the first person; the term "CONTROL," and correlative terms, means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person; and "PERSON" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         c. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Employee:                 John N. Stogner

                                             ---------------------
                                             ---------------------
                                             ---------------------

         If to the Company:                  Horizon Pharmacies, Inc.
                                             531 W. Main Street
                                             Denison, Texas 75020
                                             Attn: Ricky D. McCord

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         d. ENFORCEMENT. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

                  Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         e. WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         f. ARBITRATION. The Company and the Employee agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question ("claims"), whether or not arising out of this Agreement or the Employee's employment (or its termination), whether sounding in contract, tort or otherwise and whether provided by statute or common law, that the Company may have against the Employee or that the Employee may have against the Company or its parents, subsidiaries and affiliates, and each of the foregoing entities' respective officers, directors, employees or agents in their capacity as such or otherwise; except that this agreement to arbitrate shall not limit the Company's right to seek equitable relief, including injunctive relief and specific performance, and damages in a court of competent jurisdiction for an alleged breach of Sections 6, 7, 8 or 9 of this Agreement. Claims covered by this agreement to arbitrate also include claims by the Employee for breach of this Agreement, wrongful termination, discrimination (based on age, race, sex, disability, national origin or any other factor) and retaliation. In the event of any breach of this Agreement by the Company, it is expressly agreed that notwithstanding any other provision of this Agreement, the only damages to which the Employee shall be entitled is lost compensation and benefits in accordance with Section 2(b) or
                  4. The Company and the Employee agree that any arbitration shall be in accordance with the Federal Arbitration Act ("FAA") and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") or such other rules of the AAA as applicable to the claims being arbitrated. If a party refuses to honor its obligations under this agreement to arbitrate, the other party may compel arbitration in either federal or state court. The arbitrator shall apply the substantive law of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state's law), or federal law, or both as applicable to the claims asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this agreement to arbitrate, including any claim that all or part of this Agreement is void or voidable and any claim that an issue is not subject to arbitration. The parties agree that venue for arbitration will be in Denison, Texas, and that any arbitration commenced in any other venue will be transferred to Denison, Texas, upon the written request of any party to this Agreement. In the event that an arbitration is actually conducted pursuant to this Section 10(f), the party in whose favor the arbitrator renders the award shall be entitled to have and recover from the other party all costs and expenses incurred, including reasonable attorneys' fees, expert witness fees, and costs actually incurred. Any and all of the arbitrator's orders, decisions and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties. THE EMPLOYEE ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, THE EMPLOYEE IS WAIVING ANY RIGHT THAT THE EMPLOYEE MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY EMPLOYMENT-RELATED CLAIM ALLEGED BY THE EMPLOYEE.

         g. NO WAIVER No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

         h. EQUITABLE AND OTHER RELIEF. The Employee acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of Sections 6, 7, 8 or 9 by the Employee and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting of bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with a breach of Sections 6, 7, 8 or 9 by the Employee. In addition to the remedies the Company may have at law or in equity, violation of Sections 6 or 9 herein will entitle the Company at its sole option to discontinue the Severance Payments to the Employee, and to seek repayment from the Employee of any Severance Payments paid to him by the Company during the period of time the Employee was in violation of Sections 6 or 9. No action taken by the Company under this Section 10(h) shall affect the enforceability of the release and waiver of claims executed by the Employee pursuant to Sections 4(d) and (e).

         i. COMPLETE AGREEMENT. The provisions of this Agreement constitute the entire and complete understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous oral and written agreements, representations and understandings of the parties, which are hereby terminated. Other than expressly set forth herein, the Employee and Company acknowledge and represent that there are no other promises, terms, conditions or representations (or written) regarding any matter relevant hereto. This Agreement may be executed in two or more counterparts.

         j. SURVIVAL. Sections 6, 7, 8, 9 and 10 of this Agreement shall survive the termination of this Agreement.

         k. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws of Texas or any other jurisdiction, and, where applicable, the laws of the United States.

         l. AMENDMENT. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board and executed by the Company and the Employee.

         m. EMPLOYEE ACKNOWLEDGMENT. The Employee acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representatives or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

         IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                    EMPLOYEE:

                                    /s/ John N. Stogner
                                    --------------------------------------------
                                    John N. Stogner

                                    HORIZON PHARMACIES, INC., a Delaware
                                    corporation.

                                          By:  /s/ Ricky D. McCord
                                             -----------------------------------
                                          Name: Ricky D. McCord
                                               ---------------------------------
                                          Title: President
                                                --------------------------------

                                    EXHIBIT A

         Employee's Incentive Bonus shall be payable upon the following criteria:

                  - If the Company achieves a net profit per its annual business plan for fiscal year 1999, the Employee shall receive, as an Incentive Bonus, an amount equal to ten percent (10%) of his Annual Base Salary.

                  - If the Company achieves the revenues projected in its annual business plan for fiscal year 1999, the Employee shall receive, as an Incentive Bonus, an amount equal to ten percent (10%) of his Annual Base Salary.

                  - If the Company successfully completes the installation of the PDX pharmacy computer system in all pharmacies within twelve (12) months of the Effective Date of this Agreement, the Employee shall receive, as an Incentive Bonus, an amount equal to ten percent (10%) of his Annual Base Salary.

                  - If the Company develops a plan for the complete integration of all systems, specifically its Pharmacy, Point-of-Sale, Med Act and Great Plains systems, the Employee shall receive, as an Incentive Bonus, an amount equal to ten percent (10%) of his Annual Base Salary.


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